We consent to the incorporation by reference in (i) Registration Statement No. 33-48876 on Form S-8, (ii) Registration Statement No. 33-85818 on Form S-8, (iii) Registration Statment No. 333-28967 on Form S-8, (iv) Registration Statment No. 33-82298 on Form S-3 and (v) Registration Statement No. 333-34533 on Form S-3 of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1999.


/s/Deloitte & Touche LLP

Boston, Massachusetts
March 29, 2000